EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-156454 of Global Ship Lease, Inc. of our reports dated September 14, 2010 relating to the combined financial statements of Global Ship Lease, Inc., and its Predecessor, which appears in this Annual Report on Form 20-F/A.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Neuilly-sur-Seine, France

September 16, 2010

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France